RESTATED AND AMENDED SPONSOR AGREEMENT
                        TOUCHSTONE VARIABLE SERIES TRUST

                                 AMENDMENT NO. 2

     AMENDMENT dated as of November 1, 2003, between TOUCHSTONE VARIABLE SERIES TRUST, a Massachusetts business trust (the "Trust") and TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Touchstone").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

     WHEREAS, the Trust has engaged Touchstone to provide certain management services with respect to certain series of the Trust (each a "Fund") pursuant to the Restated and Amended Sponsor Agreement dated as of May 1, 2002, between the Trust and Touchstone (the "Agreement"); and

     WHEREAS,  the Trust and  Touchstone  wish to amend the Agreement to reflect
(1) the change of the Large Cap Growth Fund's name to the Eagle Capital Appreciation Fund and (2) removal of the Touchstone International Equity Fund;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in the Agreement and herein, acting pursuant to
Section 12 of the Agreement, the Trust and Touchstone hereby amend the Agreement as follows:

     (A) Section 4 of the Agreement shall read as follows:

     4. OPERATING EXPENSE WAIVERS OR REIMBURSEMENT. Touchstone shall waive all or a portion of its fee pursuant to this Agreement and/or reimburse a portion of the operating expenses (including amortization of organization expense, but excluding interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) ("Expenses") of each Fund such that, after such waiver and/or reimbursement, the aggregate Expenses of the Fund shall be less than or equal to on an annual basis to the following percentage of the average daily net assets of the Fund for the Fund's then-current fiscal year:

          Touchstone Baron Small Cap Fund                           1.65%
          Touchstone Emerging Growth Fund                           1.15%
          Touchstone Third Avenue Value Fund                        1.05%
          Touchstone Eagle Capital Appreciation Fund                1.05%
          Touchstone Enhanced 30 Fund                               0.75%
          Touchstone Value Plus Fund                                1.15%
          Touchstone Growth & Income Fund                           0.85%
          Touchstone Balanced Fund                                  0.90%
          Touchstone High Yield Fund                                0.80%
          Touchstone Core Bond Fund                                 0.75%
          Touchstone Money Market Fund -Class SC                    0.54%
          Touchstone Money Market Fund - Class I                    0.28%

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     5. TERMINATION OF OPERATING EXPENSE WAIVERS OR REIMBURSEMENTS. Touchstone's
waiver obligations or its reimbursement obligations with respect to a Fund may be terminated by Touchstone after the applicable date listed below upon at least 30 days prior written notice to the Fund (an "Expense Cap Termination"):

          Touchstone Baron Small Cap Fund                  April 30, 2005
          Touchstone Emerging Growth Fund               December 31, 2003
          Touchstone Third Avenue Value Fund               April 30, 2005
          Touchstone Eagle Capital Appreciation Fund       April 30, 2005
          Touchstone Enhanced 30 Fund                   December 31, 2003
          Touchstone Value Plus Fund                       April 30, 2005
          Touchstone Growth & Income Fund               December 31, 2003
          Touchstone Balanced Fund                      December 31, 2003
          Touchstone High Yield Fund                       April 30, 2004
          Touchstone Core Bond Fund                     December 31, 2003
          Touchstone Money Market Fund - Class SC       December 31, 2005
          Touchstone Money Market Fund - Class I        December 31, 2005

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of November 1, 2003. The undersigned has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust, and the obligations of this Amendment are not binding upon the Trust's Trustees, its officers, or investors in the Funds individually, but bind only the Trust estate.

TOUCHSTONE ADVISORS, INC.               TOUCHSTONE VARIABLE SERIES TRUST


By:     /s/ Patrick T. Bannigan         By:     /s/ Michael S. Spangler
        --------------------------              ---------------------------
Name:   Patrick T. Bannigan             Name:   Michael S. Spangler
Title:  Senior Vice President           Title:  Vice President

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